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                                                                   Exhibit 10.24


               FORM OF ADDENDUM TO EMPLOYMENT [LETTER][AGREEMENT]



      This Addendum (the "Addendum") to the Employment [Letter][Agreement] dated __________, _____ [LIST ALL EMPLOYMENT LETTERS/AGREEMENTS] (together, the "Agreement") has been entered into as of the 18th day of October, 1999, between DIGITAL LIGHTWAVE, INC., a Delaware corporation (the "Company"), and ________________ ("Executive") to provide for the continued employment of Executive on the additional terms and conditions set forth herein.

      WHEREAS, Executive has served as the _______________________ of the Company since __________________ (the "Effective Date");

      WHEREAS, Executive and the Company wish to add non-competition and severance provisions to the Agreement; and

      WHEREAS, the Company wishes to assure itself of the continued employment efforts of Executive for the period provided in the Agreement, and Executive is willing to continue to serve in the employ of the Company on a full-time basis for said period upon the terms and conditions hereinafter provided.

      NOW, THEREFORE, in consideration of the mutual agreements herein contained, intending to be legally bound, the Company and Executive agree as follows:

      1. Definition of Terms. The capitalized terms used herein and in the Agreement shall have the meanings set forth in this Addendum, the Agreement or in Appendix A hereto. Capitalized terms defined in this Addendum and in the Agreement shall have the meanings assigned thereto in this Addendum.

      2.    Severance Benefits.

            (a) Severance Benefits Upon Termination of Employment. In the event Executive's employment terminates for any reason (including the expiration of Executive's term of employment with the Company) except to the extent provided in Section 2(b) of this Addendum in connection with a Change of Control, then Executive shall be entitled to receive severance benefits as follows:

                  (i) Voluntary Resignation. If Executive's employment terminates by reason of Executive's voluntary resignation, then Executive shall not be entitled to receive severance or other benefits.

                  (ii) Involuntary Termination Other Than For Cause. If Executive's employment is terminated as a result of an Involuntary Termination other than for Cause, then the following severance benefits shall be paid or otherwise provided to Executive: (A) the Company shall pay to Executive in the form of a lump sum payment, in cash, a severance payment equal to the lesser of (x) one and one half (1.5) times Executive's annual base salary for the year in which a severance payment is payable, or
                        (y) one (1) times Executive's Current


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                        Compensation; provided, however, that if an executive
                        bonus plan has not been approved by the Company's Compensation Committee in the year in which the severance payment is payable, the severance payment shall be as set forth in Section 2(a)(ii)(x) of this Addendum; (B) for the one (1) year period following the date of Executive's termination of employment, the Company shall at its sole cost and expense provide Executive (and Executive's eligible dependents, if any) with life, disability, accident and group health insurance benefits substantially similar to those benefits that Executive (and Executive's dependents) were receiving immediately prior to Executive's termination of employment; provided, however, that the benefits otherwise receivable by Executive pursuant to this Section 2(a)(ii)(B) of this Addendum shall be reduced to the extent comparable benefits are concurrently received by Executive (or Executive's dependents) pursuant to a similar plan or program of another employer, and any such other benefits actually received by Executive (or Executive's dependents) must be reported to the Company; and provided further, however, that the health care coverage provided by the Company pursuant to this Section 2(a)(ii)(B) of this Addendum shall be in lieu of any other continued health care coverage to which Executive or Executive's dependents would otherwise, at Executive's own expense, be entitled in accordance with the requirements of Internal Revenue Code of 1986, as amended ("Code"),
                        Section 4980B ("COBRA"), by reason of Executive's termination of employment; (C) all stock options, warrants, rights and other Company stock-related awards granted to Executive by the Company, to the extent vested, shall remain exercisable for the lesser of the one (1) year period and the maximum period permissible under the accounting regulations governing business combinations following the date of Executive's termination of employment, in accordance with the provisions of the agreement evidencing such option without regard to any shortening of such period as a result of any termination of employment; and (D) the Company shall pay or reimburse Executive for any and all reasonable expenses incurred by Executive for outplacement services selected by Executive until the earlier of (I) the first anniversary of the date of termination of employment or (II) the date on which Executive commences employment with another employer, provided however that in no event shall such services exceed 35% of Executive's annual base salary as in effect on the date hereof.

                  (iii) Termination for Cause. If Executive's employment is
                        terminated for Cause, then Executive shall not be entitled to receive any severance payments or other severance benefits under this Section 2 of this Addendum. Executive's benefits will be continued under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of termination.

            (b) Severance Benefits Upon a Change of Control. If Executive's employment terminates within twelve (12) months following the Change of Control by reason of an Involuntary Termination other than for Cause, then the following benefits shall be paid or otherwise provided to Executive: (i) the Company shall pay to Executive, in the form of a lump sum payment, in cash, a severance payment equal to the lesser of (A) two (2) times Executive's annual base salary for the year in which a severance payment is payable, or (B) one and one-half (1.5) times Executive's Current Compensation; provided, however, that if an executive bonus plan has not been approved by the Company's Compensation Committee in the year in which the severance payment is payable, the severance payment shall be as set forth in Section 2(b)(i)(A) of this Addendum; (ii) for the one and one-half (1.5) year period following the date of Executive's termination of employment, the Company shall at its sole cost and expense provide



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                  Executive (and Executive's eligible dependents, if any) with life, disability, accident and group health insurance benefits substantially similar to those benefits that Executive (and Executive's dependents) were receiving immediately prior to Executive's termination of employment; provided, however, that the benefits otherwise receivable by Executive pursuant to this Section 2(b)(ii) of this Addendum shall be reduced to the extent comparable benefits are concurrently received by Executive (or Executive's dependents) pursuant to a similar plan or program of another employer, and any such other benefits actually received by Executive (or Executive's dependents) must be reported to the Company; and provided further, however, that the health care coverage provided by the Company pursuant to this Section 2(b)(ii) of this Addendum shall be in lieu of any other continued health care coverage to which Executive or Executive's dependents would otherwise, at Executive's own expense, be entitled in accordance with the requirements of Internal Revenue Code of 1986, as amended ("Code"), Section 4980B ("COBRA"), by reason of Executive's termination of employment; (iii) all stock options, warrants, rights and other Company stock-related awards granted to Executive by the Company, to the extent vested, shall remain exercisable for the lesser of the one (1) year period and the maximum period permissible under the accounting regulations governing business combinations following the date of Executive's termination of employment, in accordance with the provisions of the agreement evidencing such option without regard to any shortening of such period as a result of any termination of employment; and (iv) the Company shall pay or reimburse Executive for any and all reasonable expenses incurred by Executive for outplacement services selected by Executive until the earlier of (I) the first anniversary of the date of termination of employment or (II) the date on which Executive commences employment with another employer, provided however that in no event shall such services exceed 35% of Executive's annual base salary as in effect on the date hereof.

            (c) Benefit Reduction. Should any of Executive's severance benefits under this Section 2 of this Addendum and under the Agreement (including any lump sum severance payment and any accelerated vesting of outstanding options or shares of stock) be deemed to be parachute payments under Code Section 280G, then, first, the dollar amount of any severance payment and, secondly, the accelerated vesting of any options or shares of stock, will be reduced to the extent (and only to the extent) necessary to provide Executive with the maximum after-tax benefit available, after taking into account any parachute excise tax which might otherwise be payable by Executive under Code Section 4999 and any analogous State income tax provision. Any determination made under this
                  Section 3(C) shall be made by the Company's independent auditors.

      3. Death and Disability. Upon the death or disability of Executive, all of Executive's outstanding options shall vest in full. Such options shall remain exercisable for the lesser of the one (1) year period and the maximum period permissible under the accounting regulations governing business combinations following the date of Executive's death or disability, in accordance with the provisions of the agreement evidencing such options.

      4.    Noncompetition and Confidential Information.



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            (a)   Executive shall have executed the Company's standard Employee
                  Proprietary Information and Inventions Agreement and the Employee Internal Confidentiality Agreement (together, the "Confidentiality Agreement").

            (b) In addition to the provisions of the Confidentiality Agreement, which shall remain in full force and effect, for the six (6) month period following the effective date of an Involuntary Termination of Executive's employment with the Company without Cause and for the one (1) year period following the effective date of an Involuntary Termination without Cause following a Change of Control, Executive will not compete with the Company.

            (c) Executive agrees that during any period when the provisions of Section 4(b) above are in effect, Executive will not, without the Company's express written consent, directly or indirectly invest in any business which is competitive with the Company (other than ownership of securities of publicly held corporations of which Executive owns less than one percent (1%) of any class of outstanding securities).

      5. Consulting. Executive and the Company may, but are not required to, enter into an agreement pursuant to which Executive will provide consulting services to the Company after the date of Executive's retirement or termination. Any consulting fees paid to Executive will be in addition to any retirement or severance payments.

      6. Successors. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) or to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and shall perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. The terms of this Addendum and the Agreement and all of Executive's rights hereunder shall inure to the benefit of, and be enforceable by, Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

      7. Notice. Notices and all other communications contemplated by the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. Mailed notices to Executive shall be addressed to Executive at the home address from which Executive most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notice shall be directed to the attention of its Secretary.

      8.    Miscellaneous Provisions.

            (a) No Duty to Mitigate. Executive shall not be required to mitigate the amount of any payment contemplated by this Addendum and the Agreement (whether by seeking new employment or in any other manner), nor shall any such payment be reduced by earnings that Executive may receive from any other source, except as provided in this Agreement.

            (b) Waiver. No provision of this Addendum or the Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and



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                  signed by Executive and by an authorized officer or
                  representative of the Company (other than Executive) and approved by the Company's Board of Directors. No waiver by either party of any breach of, or of compliance with, any condition or provision of this Addendum or the Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision of another time.

            (c) Whole Agreement. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Addendum and the Agreement have been made or entered into by either party with respect to the subject matter hereof.

            (d) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Florida.

            (e) Severability. If any term or provision of this Addendum or the Agreement or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions of this Addendum or the Agreement or the application of such terms and provisions to circumstances other than those as to which it is held invalid or unenforceable, and a suitable and equitable term or provision shall be substituted therefor to carry out, insofar as may be valid and enforceable, the intent and purpose of the invalid or unenforceable term or provision.

            (f) Employment Taxes. All payments made pursuant to this Addendum or the Agreement will be subject to withholding of applicable income and employment taxes.

            (g) Counterparts. This Addendum and the Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

            (h) Conflict. This Addendum shall not in any manner affect any provisions or benefits under, or reduce any benefits provided to Executive under, the Agreement; provided, however, that, to the extent that the same benefits are provided to Executive under this Addendum and the Agreement, Executive shall receive the maximum amount of benefits provided under this Addendum or the Agreement, whichever is greater.

            (i) Cooperation and Assistance. Executive shall, during and after termination of employment, upon reasonable notice, provide such information and assistance as may reasonably be required by the Company in connection with any litigation, potential litigation, or governmental inquiries or investigations; provided, however, that any such assistance provided after termination of employment shall be provided for reasonable, mutually agreed compensation.



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      IN WITNESS WHEREOF, the parties hereto have executed this Addendum this day and year first above written.

DIGITAL LIGHTWAVE, INC.                  EXECUTIVE:




By:                                      By:
   -----------------------------------      -----------------------------------



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                                   APPENDIX A

                                  DEFINITIONS

      Cause. "Cause" shall mean (i) material breach of any terms or obligations under this Addendum or the Agreement, (ii) conviction of a felony, or (iii) gross negligence or willful misconduct where such gross negligence or willful misconduct has resulted or is likely to result in material damage to the Company. Cause shall be determined in accordance with this definition at the sole discretion of the Company's Board of Directors.

      Change of Control. "Change of Control" shall mean the occurrence of any of the following events:

            (i) if any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than Dr. Bryan J. Zwan and/or his family and his affiliates, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total combined voting power of the Company's then outstanding securities; or

            (ii) the stockholders of the Company approve the merger or consolidation of the Company in which the Company is the acquired party, or the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

      Executive's Current Compensation. "Executive's Current Compensation" shall mean (i) Executive's annual base salary for the year in which a severance payment is payable, plus (ii) an amount equal to the target bonus payment in any executive bonus plan approved by the Compensation Committee of Company's Board of Directors for such year.

      Involuntary Termination. "Involuntary Termination" shall mean termination by the Company of Executive's employment for any reason other than for Cause, and shall include:

      (i) Executive's voluntary resignation following (A) the material breach by the Company of one or more of its obligations under this Addendum or the Agreement which are not otherwise corrected within ten (10) days following Executive's written notice to the Company of such breach, or (B) the occurrence of any of the following events without Executive's express prior written consent: (I) a change in Executive's title or a change in Executive's position with the Company which reduces Executive's level of responsibilities, (II) a reduction in Executive's then current level of compensation (including base salary, benefits and any non-discretionary and objective-standard incentive payment or bonus award), (III) a relocation of Executive's place of employment by more than fifty (50) miles from Executive's current place of employment, or
(IV) the assignment of additional material job responsibilities or a reduction in job responsibilities inconsistent with Executive's position with the Company as a public company and Executive's prior responsibilities; and

      (ii)  the failure by the Company to renew Executive's term of Employment.

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